UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2022

FRP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36769 (Commission File Number)	47-2449198 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 4, 2022, FRP Holdings, Inc., a Florida corporation (collectively with its applicable subsidiaries, “FRP”) entered into a series of agreements with Steuart Investment Company, a Delaware corporation (collectively with its applicable subsidiaries, “SIC”) and MidAtlantic Realty Partners (collectively with its applicable subsidiaries, “MRP”) for the development of up to ten (10) mixed-use projects in the Anacostia and Buzzard Point submarkets of Washington, D.C.

A. Properties Owned by SIC:

Pursuant to that certain Contribution and Pre-Development Agreement, dated November 4, 2022, by and among MRP/FRP Buzzard Point Sponsor, LLC, a Delaware limited liability company (which is a 50/50 joint venture between FRP and MRP) (the “MRP/FRP Venture”), SIC, and the owners of the MRP/FRP Properties described in Section (B) below (the “Contribution and Pre-Development Agreement”), the MRP/FRP Venture will be responsible for funding and completing pre-development work related to the development of certain real property owned by SIC known as Square 662 and Square 708-S (collectively, the “SIC Property”), including pre-development work with respect to entitlements, permits, zoning approvals, design, budgets and arranging for additional equity investments and construction financing. The SIC Property will be developed in four phases (each, a “SIC Phase”). Upon the completion of pre-development work for a particular SIC Phase, FRP and MRP, through a newly-formed venture (a “SIC Phase JV”), will purchase the applicable SIC Phase from SIC for a purchase price equal to the estimated fair market value of such SIC Phase (subject to certain adjustments) as of the time of such purchase, pursuant to a purchase and sale agreement containing customary terms and conditions. SIC shall have the option, but not the obligation, to retain a 10%-35% ownership interest in each SIC Phase JV. If SIC elects to invest in a particular SIC Phase, FRP and MRP have committed to invest, collectively, at least 60% of the required equity investment for such SIC Phase, with the remaining equity (subject to FRP’s, MRP’s and SIC’s rights to invest additional equity) coming from third party investors. All budgeted pre-closing development costs related to such SIC Phase will be reimbursed to the MRP/FRP Venture at the applicable SIC Phase closing.

The parties’ respective obligations to close on the purchase and sale of any SIC Phase are subject to certain customary closing conditions, including the following: (i) finalization/approval of an initial development plan, budget and set of plans and specifications for the SIC Phase; (ii) MRP/FRP Venture shall have obtained all entitlements and approvals necessary for the commencement of construction of the SIC Phase; (iii) MRP/FRP Venture shall have negotiated definitive financing documents with a lender and/or equity partners providing development financing for the SIC Phase; and (iv) MRP/FRP Venture shall have completed the negotiation of a contract for the construction of the SIC Phase improvements with a general contractor. Subject to certain exceptions, the MRP/FRP Venture has the right to terminate the Contribution and Pre-Development Agreement as to any particular SIC Phase if (a) it determines, after diligent efforts, that it will not be able to satisfy the foregoing conditions by the applicable outside date, (b) if it determines that the terms and conditions under which applicable government authorities are willing to grant approval for a SIC Phase are financially infeasible or otherwise unacceptable from a marketing or development perspective, or (c) SIC fails to approve certain reasonable changes to the pre-development budget or development budget. Additionally, SIC has a right, subject to certain exceptions, to terminate the Contribution and Pre-Development Agreement with respect to a particular SIC Phase if its conditions to closing are not satisfied or if certain non-customary conditions are imposed by the District of Columbia in granting development approvals.

B. Properties Owned by FRP and/or MRP:

On November 7, 2022, SIC acquired a 20% undivided tenant-in-common (TIC) interest in certain real property owned by Riverfront Holdings I, LLC and Riverfront Holdings II, LLC, respectively, known as Dock 79 and The Maren, pursuant to two substantially similar Purchase and Sale Agreements executed by affiliates of FRP/MRP and SIC. In exchange for such TIC interest in Dock 79, SIC paid Riverfront Holdings I, LLC $15,186,000 (prior to customary closing adjustments) and assumed $18,414,000 in debt encumbering the property, and in exchange for such TIC interest in The Maren, SIC paid Riverfront Holdings II, LLC $14,100,000 (prior to customary closing adjustments) and assumed $17,600,000 in debt encumbering the property. The purchase consideration for each 20% TIC interest acquired by SIC was based on the fair market value of each property at the time of purchase.

Additionally, subject to and in accordance with the Contribution and Pre-Development Agreement, SIC will have the right to acquire a 10%-20% ownership interest in (i) certain real property owned by MRP and FRP known as The Verge (also referred to as 1800 Half) and (ii) certain real property owned by FRP known as Square 644E, Riverfront III and Riverfront IV. With respect to each of Square 644E, Riverfront III and Riverfront IV, SIC may exercise its purchase right at such time as the applicable property has become fully designated and entitled for development and the property owner (a) has executed a term sheet for development financing and (b) is in the process of finalizing a development budget. With respect to The Verge, SIC may exercise its purchase right following the expiration of the holding period under applicable opportunity zone laws required to achieve the maximum tax benefit thereunder (which is estimated to occur in 2029). SIC’s right to acquire each property is a one-time right that will be waived if not exercised within sixty (60) days of the date on which each such property became eligible for investment by SIC. The purchase price for each 10-20% ownership interest will be determined based on the estimated fair market value of the applicable property at the time of purchase (subject to certain adjustments).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.
Registrant

Date: November 10, 2022	By:	/s/John D. Baker III
John D. Baker III
Chief Financial Officer